UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 19, 2010
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31783 (Commission File No.)	77-0280662 (I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     Agreement and Plan of Merger
     On September 19, 2010, RAE Systems Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rudy Acquisition Corp. (“Purchaser”) and Rudy Merger Sub Corp. (“Merger Sub”), a wholly owned subsidiary of Purchaser. Purchaser and Merger Sub are each affiliates of Battery Ventures VIII, L.P and Battery Ventures VIII Side Fund, L.P. (collectively, “Battery”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger”).
     At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (the “Shares”) outstanding immediately prior to the Effective Time will be converted into the right to receive $1.60 in cash, without interest (the “Merger Consideration”), other than 13,392,857 shares beneficially owned by Robert Chen and Peter Hsi (the “Rollover Holders”) which will be exchanged for approximately 30% of the capital stock of Purchaser. Mr. Chen is the Chief Executive Officer, and a founder, of the Company, and Mr. Hsi is the Vice President, Chief Technology Officer, and a founder, of the Company. In addition, at the Effective Time, each then-outstanding option to purchase common stock of the Company (the “Company Options”) will become fully vested and will be cancelled in exchange for a cash payment per share equal to the excess, if any, of the Merger Consideration over the exercise price of such Company Option. Pursuant to a Guarantee Agreement among Battery Ventures VIII, L.P, Battery Ventures VIII Side Fund, L.P. and the Company, Battery has guaranteed the obligations of Purchaser and Merger Sub to pay the cash merger consideration, up to $75,000,000.
     The Company’s Board of Directors (excluding the Rollover Holders) and a special committee of the Board of Directors composed entirely of independent directors (the “Special Committee”) unanimously approved the Merger Agreement. The Merger is subject to the approval of the stockholders of the Company and other customary closing conditions. The Merger Agreement does not contain any financing condition.
     As a condition and inducement to the willingness of the Purchaser and Merger Sub to enter into the Merger Agreement, the Rollover Holders and certain trusts and a foundation affiliated with the Rollover Holders have each executed and delivered a Voting Agreement dated September 19, 2010 (the “Voting Agreements”) in which they have agreed to vote Shares beneficially owned by them in favor of the Merger. Holders of approximately 30% of the Company’s outstanding common stock have entered into Voting Agreements with Purchaser. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreements, the form of which is filed as Exhibit 10.1 hereto.
     The Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. The no-shop provision, however, is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals.
     The Merger Agreement contains certain termination rights for the Company, Purchaser and Merger Sub. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Purchaser a termination fee of $3.39 million (reduced by any expense reimbursement paid or payable under the Merger Agreement). The Company may also be obligated to reimburse up to $900,000 of transaction expenses incurred by Purchaser and Merger Sub upon termination of the Merger Agreement under specified circumstances.
     Severance Agreement and Bonus
     In connection with the Merger, and in order to provide Mr. Randall Gausman, Vice President and Chief Financial Officer of Company with an incentive to continue his employment with the Company and to maximize the value of the Company upon a change of control of the Company for the benefits of stockholders of the Company, the Company and Mr. Gausman entered into a Change of Control Severance Agreement, dated September 19, 2010, pursuant to which Mr. Gausman will receive a lump sum severance payment equal to 12 months of Mr. Gausman’s base salary and reimbursement of COBRA premiums for up to 12 months, upon his termination of employment without cause, or for “good reason,” following the Merger. In addition, upon the consummation of the Merger, Mr. Gausman will receive a bonus equal to 3 months of base salary.
     Option Acceleration
     The Compensation Committee has adopted resolutions providing that immediately prior to the Effective Time of the Merger, each then-outstanding stock option of the Company will become fully vested.
     FCPA Bonuses
     During 2008, the Company’s internal audit department identified certain payments and gifts made by certain personnel in the Company’s operations in the People’s Republic of China (“China”) that may have violated the United States Foreign Corrupt Practices Act (“FCPA”). The Securities and Exchange Commission (the “Commission”) and the Department of Justice (“DOJ”) subsequently commenced an investigation of this matter. Upon execution by the Company of a settlement agreement with the Commission and the DOJ with respect to their FCPA investigation, the Compensation Committee of the Board of Directors of the Company has authorized the Company to pay bonuses to certain finance personnel in the aggregate amount of $135,000 and Mr. Gausman will receive $55,000.
     The foregoing descriptions of the Merger Agreement, the Merger, and related transactions are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is furnished as Exhibit 2.1 to this report. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the

Merger Agreement and as of specified dates, are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Company, Purchaser, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Company’s public disclosures.
AS A RESULT OF THE FOREGOING, STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT
Item 7.01 Regulation FD Disclosure.
     On September 20, 2010, the Company issued a press release announcing the contemplated Merger and the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
     Additional Information About the Merger and Where You Can Find It
     In connection with the Merger, the Company will file a proxy statement with the Commission for the Company’s special stockholder meeting and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the Merger. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Commission’s web site at http://www.sec.gov. The proxy statement (when available) and other relevant documents may also be obtained for free by directing a request to the Company’s Investor Relations Agency Lippert/Heilshorn & Associates at (415) 433-3777 or RAE Systems IR c/o Lippert/Heilshorn & Associates, 44 Montgomery Street, Suite 3520, San Francisco, California 94104. .
     The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Certain information regarding the interests of such directors and executive officers is included in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Commission on April 23, 2010, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available. Each of these documents is, or will be, available free of charge at the Commission’s website at http://www.sec.gov and from the Company’s Investor Relations Agency Lippert/Heilshorn & Associates at (415) 433-3777 or RAE Systems IR c/o Lippert/Heilshorn & Associates, 44 Montgomery Street, Suite 3520, San Francisco, California 94104. .
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of September 19, 2010, by and among RAE Systems Inc., Rudy Acquisition Corp. and Rudy Merger Sub Corp. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission).

10.1	Form of Voting Agreement, dated as of September 19, 2010, by and between the Company and each of the Rollover Holders, Chen Revocable Trust DTD 5/8/2001 and Hsi Family Trust, respectively.

99.1	RAE Systems Inc. press release dated September 20, 2010 announcing the execution of the Merger Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 20, 2010

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of September 19, 2010, by and among RAE Systems Inc., Rudy Acquisition Corp. and Rudy Merger Sub Corp. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission).

10.1	Form of Voting Agreement, dated as of September 19, 2010, by and between the Company and each of the Rollover Holders, Chen Revocable Trust DTD 5/8/2001 and Hsi Family Trust, respectively.

99.1	RAE Systems Inc. press release dated September 20, 2010 announcing the execution of the Merger Agreement.